COMMUNITY CAPITAL CORPORATION

EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted purchase to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Community Capital Corporation (“CCC”), that, to his knowledge, the Quarterly Report of CCC on Form 10-Q for the period ended March 31, 2006, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of the operation of CCC. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to CCC and will be retained by CCC and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 12, 2006	By: /s/ William G. Stevens
William G. Stevens
President & Chief Executive Officer

By: /s/ R. Wesley Brewer
R. Wesley Brewer
Chief Financial Officer